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1/22/97

                                                                    EXHIBIT 10.5

                                   AGREEMENT
                                   ---------


          AGREEMENT (the "Agreement") dated January 22, 1997 (the "Separation Date"), by and between JOHN B. BALOUSEK (the "Executive") and TRUE NORTH COMMUNICATIONS, INC., a Delaware corporation (the "Company").

          WHEREAS, the Executive and the Company desire to provide for, among other things, the termination of the Executive's employment with the Company and the financial and other terms relating to such termination.

          NOW, THEREFORE, it is agreed between the parties hereto as follows:

          1.  Termination of Employment; Resignation as an Officer and
              --------------------------------------------------------
Director.  Effective as of the Separation Date, (a) the Executive's employment
--------
with the Company is terminated by mutual agreement, and (b) the Executive hereby resigns as an officer and director of the Company and as an officer, director, trustee, agent, representative, fiduciary, partner, designee or the like, of any
and all affiliates of the Company.   For purposes of this Agreement the term
"affiliate" includes (i) any entity controlled by, in control of, or under common control with, the Company, (ii) any entity as to which the Company owns beneficially, directly or indirectly, 10% or more of the total equity interests, and (iii) any entity of which the Executive, in connection with his employment with the Company, has been an officer, director, trustee, agent, representative, fiduciary, partner, designee or the like.
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          2.  Payments to and Benefits for the Executive.
              ------------------------------------------
              (a) As soon as practicable after the Separation Date, the Company shall pay the Executive the amount, if any, of the Executive's salary which has not been paid as of the Separation Date.

              (b) With respect to the period from the Separation Date until May 27, 2000 (the "Severance Payment Period"), the Company shall pay the Executive or in the event of the Executive's death, to his beneficiary (subject to the provisions of Sections 4 and 8 hereof) a severance benefit at the rate of $180,000 per annum payable in installments in accordance with the normal payroll practices of the Company from time to time in effect.

              (c) During the period (the "Director's Part-Time Employment Period") commencing on the Executive attaining age 55 and ending upon the Executive attaining age 60 (or, in the event of the Executive's death, ending upon the date the Executive would have attained age 60), the Company shall pay the Executive (subject to the provisions of Sections 4 and 8 hereof), a Director's Part-Time Employment Benefit at the rate of $323,464 per annum, payable in installments in accordance with the normal payroll practices of the Company from time to time in effect.

              (d) At the times and in the manner and subject to the terms and conditions provided for in the Company's Deferred Variable Incentive Compensation Program as presently in effect (the "DVIC"), the Company shall pay the Executive (subject to the provisions of Sections 4 and 8 hereof), the aggregate amount of $647,687 (plus interest, since June 30, 1996 at the 5 year Treasury Note Rate plus 1.5%, as

                                       2
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determined as of January 1 and July 1 of each year, credited as of June 30 and
December 31 of each year), in 10 annual installments.

              (e) All payments to be made under this Agreement shall be subject to all applicable taxes and other applicable withholding.

              (f) The Company agrees to provide the Executive (and his dependents) with health, dental and life insurance coverage (i) during the Severance Payment Period, comparable to that provided to its most senior executives during such period under its Senior Executive plans and policies and
(ii) during the Director's Part-Time Employment Period, comparable to that provided to non-executives during such period under its non-executive plans and policies. After the end of the Director's Part-Time Employment Period, the Executive shall be eligible to continued benefits as provided under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA").

              (g) In lieu of any amounts payable under the agreement between the Company and the Executive dated March 18, 1996, which agreement is hereby terminated, the Company will pay to the Executive a lump sum relocation payment of $10,332.

              (h) The payments, benefits and obligations provided for in this Agreement, the Company's charter and bylaws' provisions relating to indemnification, the plans set forth on Schedule 9(a) hereto (to the extent the Company has obligations to the Executive thereunder) and the obligations of the Company under COBRA (including the Company's obligation for eighteen months to provide the Executive, at the Executive's sole cost and expense, health insurance on terms and conditions at least equal to that provided the Company's non-executives), constitute the only obligations of the Company or its affiliates to the Executive.

          3.  Stock Options.   Notwithstanding anything to the contrary
              -------------
contained in each of the option agreements between the Executive and the Company (the "Option Agreements), the unexercised options (covering 242,800 shares) subject to such Option Agreements (a) to the extent not vested as of the Separation Date, shall vest at the times provided in such Option Agreements notwithstanding the termination of the Executive's employment hereunder and (b) once vested, shall remain exercisable for the term provided in the respective Option Agreements. Any terms in the Option Agreements providing for accelerated exercise of options upon termination shall be disregarded.

          4.  Company Loans and Company Property.
              ----------------------------------
              (a) The Company loan[s] to the Executive in the aggregate principal amount of $1,170, together with accrued and unpaid interest thereon to the date of payment thereof (such principal and accrued and unpaid interest being hereinafter referred to as the "Loan Amount"), shall be repaid by the Executive. The Executive hereby authorizes the Company to deduct any payment he is entitled to receive pursuant to Sections 2(b), 2(c) and 2(d) hereof an amount equal to any then unpaid Loan Amount.

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

              (b) The Executive shall immediately return to the Company all property of the Company or any of its affiliates; provided that, the Executive may, if he so elects by written notice to the Company and the tender of payment therefor within ten days after the Separation Date, purchase the Company owned automobile in his possession at a purchase price equal to 75% of its wholesale value and on such other terms and conditions as the Company may reasonably require.

          5.  Nonsolicitation and Noncompetition.
              ----------------------------------
              (a) The Executive acknowledges that during the course of his employment with the Company or any of its affiliates prior to the Separation Date he has become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its affiliates and clients and that his services have been of special, unique and extraordinary value to the Company.

              (b) The Executive agrees that during the period commencing on the Separation Date and ending on the termination of the Director's Part-Time Employment Period (the "Company's Protected Period") he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in the solicitation of any entity which is a client of the Company on the Separation Date ("Solicitation") for any business of any kind being conducted by the Company or any of its affiliates as of the Separation Date in any geographic area in which the Company or any of its affiliates is then conducting such business. Notwithstanding the foregoing, the Executive may engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any Solicitation only if, at least 60 days prior to the commencement of such activity, the Executive delivers to the Company a written release, in form and substance satisfactory to the Company, releasing the Company from all further obligations to the Executive pursuant to this Agreement, pursuant to any other agreement or arrangement with the Company or any affiliate of the Company or otherwise; and provided further, that nothing contained in this Section 5(b) shall release or otherwise affect the obligations of the Executive contained in any other Section of this Agreement.

              (c) The Executive further agrees that during the Company's Protected Period he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its affiliates to terminate or abandon his or her employment for any purpose whatsoever.

              (d) The Executive further agrees that if, during the Severance Payment Period, he becomes in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engaged, or assists any other person, firm, corporation or enterprise in engaging or being engaged, in any business being conducted by the Company or any of its affiliates as of the Separation Date in any geographic area in which the Company or any of its affiliates is then conducting such business, all payments or benefits under Sections 2(b), (c) and (f) hereof shall automatically terminate.

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

              (e) Nothing in this Section 5 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or
(ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation so long as the Executive has no active participation in the business of such corporation.

              (f) If, at any time of enforcement of this Section 5, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          6.  Confidentiality.  The Executive shall not, at any time during the
              ---------------
Company's Protected Period or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its affiliates or clients or (ii) other technical, business, proprietary or financial information of the Company or of any of its affiliates or clients not available to the public generally, in each case that the Executive obtained as a result of his employment by the Company or any of its affiliates ("Confidential Information"), except to the extent that such Confidential Information is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency. The term "Company Information" shall in any event exclude information of any kind which either: (i) is or becomes generally available to the public other than as a direct result of a disclosure by

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the Executive; (ii) was known to the Executive on a nonconfidential basis prior to its disclosure to him by the Company; or (iii) becomes available to the Executive on a nonconfidential basis from a source (other than the Company) which is entitled to disclose the same. The Executive represents and warrants to the Company that the Executive has surrendered to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he previously possessed or had under his control (together with all copies thereof).

          7.  Nondisparagement; Cooperation.  The Executive shall not, at any
              -----------------------------
time, make any statement, publicly or privately, which would disparage the Company, its business, any of its affiliates, or any director, officer or employee of the Company or any of its affiliates or would have a deleterious effect upon the interests of the Company's business or its stockholders; provided that nothing in this Section 7 or in any other provision of this Agreement shall preclude the Executive from making any truthful and accurate communication to any proper authority or the Board of Directors of the Company or any designee appointed by the Board. During the Company's Protected Period and upon reasonable notice and at the expense of the Company, the Executive shall take such actions as the Company shall reasonably request (reasonableness to include, but not to be limited to, a good faith effort to accommodate the schedules and time needs of the parties) in furtherance of the client relationships of the Company and its affiliates.

          8.  Enforcement.  The parties hereto agree that the Company would be
              -----------
damaged irreparably in the event that any provision of Section 5, 6, 7 or 12 of this Agreement were not performed in accordance with its terms or were otherwise breached

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and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, (i) to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security), and (ii) to terminate, without any further obligations to the Executive with respect thereto, the payments provided for in Sections 2(b), (c) and (d) hereof. The Executive agrees that he will submit himself to the personal jurisdiction of the courts of the State of Illinois in any action by the Company to obtain injunctive relief in respect of any such breach or threatened breach. The undertakings set forth in Sections 5, 6, 7 and 12 are continuing in nature and will survive the satisfaction of all of the parties' other obligations under this Agreement.

          9.  The Executive Release.
              ---------------------

              (a) As a material inducement to the Company to enter into this Agreement, the Executive knowingly and voluntarily releases, acquits and forever discharges the Company, its divisions and affiliates and each of their predecessors, successors, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, under or in concert with any of them (hereinafter referred to collectively as the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), known or unknown, suspected or unsuspected, which, from the beginning of the world up to and including the Separation Date, exists, have existed, or may hereafter arise, which and which the Executive or his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold against each or any of the Releasees;

provided, however, that the foregoing release does not extend to any obligations
--------  -------
of the Releasees under this Agreement, any rights with respect to indemnification under the Company's charter and bylaws and any rights with respect to the plans listed on Schedule 9(a) hereto. Subject to the foregoing proviso, by executing this Agreement, the claims the Executive is waiving include, but are not limited to, all claims relating to the Executive's employment by any of the Releasees, the terms and conditions of such employment and/or the termination of such employment; all claims of alleged discrimination on the basis of age or any other type of discrimination and/or retaliation against the Releasees under federal, state or local statute or ordinance, including without limitation the Americans With Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Civil Rights Act of 1866, as amended; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Fair Employment and Housing Act; the California Labor Code; and the Employee Retirement Income Security Act of 1974, as amended (excluding accrued, vested benefits under any employee pension plan); all claims of emotional distress, compensatory or punitive damages; and all claims for attorneys' fees, costs, disbursements and the like.

              (b) The Executive also hereby waives and releases any right he has, has had or might have had to commence an action against the Releasees involving any matter released hereby, including, without limitation, any matter relating to his employment relationship or the termination of his employment relationship with the Company, other than claims arising under this Agreement, any rights with respect to indemnification under the Company's charter and bylaws and any rights with respect to the plans listed on Schedule 9(a) hereto and the Executive shall not bring any suit or claim or permit any such suit or claim to be filed by any other person on his behalf. The Executive represents and warrants to the Company that he has not filed or permitted to be filed with any court, governmental or administrative agency, or arbitration tribunal, any complaints, lawsuits, charges, or claims in any way related to his employment with the Company or the termination thereof.

              (c) This Agreement shall not in any way be construed as an admission by the Company or the Executive that the Releasees, on the one hand, or the Executive, on the other hand, has acted wrongfully against the other or that the Releasees, on the one hand, or the Executive, on the other hand, has any valid claims whatsoever against the other, and the Company, on the one hand, and the Executive, on the other hand, specifically denies any liability to or wrongful acts against the other.

              (d) The Executive shall have a period of 21 days from the Separation Date to review and consider the terms and conditions of this Agreement, and may agree to its terms and execute this Agreement at any time within that period. After executing this Agreement, the Executive shall have seven days to revoke this Agreement; but he may only do so by delivering a writing indicating this revocation and returning all sums paid pursuant to this Agreement to the Company no later than the close of business on the seventh day following the date the Executive executes this Agreement. If the Executive revokes this Agreement it shall not be effective or enforceable.

          10. Legal Fees and Expenses.  Promptly after the Separation Date the
              -----------------------
Company will pay the Executive $20,000 to reimburse him in part for his legal fees and expenses in connection herewith.

          11. The Company Release; Non-disparagement; Confidentiality.
              -------------------------------------------------------

              (a) As a material inducement to the Executive to enter into this Agreement, the Company and each of its divisions, subsidiaries and affiliates and each of their predecessors, successors and assigns (collectively the "Releasors") knowingly and voluntarily release, acquit and forever discharge the Executive, his heirs, executors, administrators, successors and assigns (collectively the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), to the extent known by any member of the Company's Management Board, which, from the beginning of the world up to and including the Separation Date, exists, have existed, or may hereafter arise, which the Releasors ever had, now have or at any time hereafter may have, own or hold against the Releasees (the "Released Claims"); provided,
                                                                     --------
however, that the foregoing release and the term "Released Claims" do not extend
-------
to or include any obligations of the Executive under this Agreement.

              (b) The Releasors also hereby waive and release any right they have, have had or might have had to commence an action against the Releasees involving the Released Claims, and they further agree and covenant not to bring any such suit or claim or to permit any such suit or claim to be filed by any other person on their behalf. Releasors acknowledge that they have not filed or permitted to be filed with any court, governmental or administrative agency, or arbitration tribunal, any complaints, lawsuits, charges, or claims in any way related to the Executive's employment with the Company or the termination thereof.

              (c) The members of the Company's Management Board shall not, at any time, make any statement, publicly or privately, which would disparage the Executive; provided that nothing in this Section 11 or any other provision of this Agreement shall preclude any such member from making any truthful and accurate statement which he believes in good faith the Company's best interests require him to make and which is not made for the purpose of disparaging the Executive.

              (d) The Company shall not disclose the financial terms of this Agreement except to the extent it believes in good faith that it is required to do so as a public company or that the best interests of the Company require it to do so.

          12. Certain Additional Co-operation.  Upon reasonable notice and at
              -------------------------------
the pre-approved expense of the Company, the Executive shall co-operate fully and provide accurate information in connection with any investigation or inquiry the Board of Directors or its designees may from time to time make with respect to any event occurring on or prior to the Separation Date. Without limiting the generality of the foregoing, the

Executive shall cooperate with any special counsel of the Board of Directors or any committee thereof and shall make himself available for interview by said special counsel, but with Executive's counsel present if he desires, at such times and places as the special counsel reasonably requests.

          13. Advice of Counsel.  The Executive represents and warrants to the
              -----------------
Company that he has conferred extensively with his own attorneys regarding the provisions of this Agreement prior to entering into it, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is entering into this Agreement voluntarily.

          14. No Representations.  The Executive and the Company represent and
              ------------------
warrant to each other that in executing this Agreement they have not relied upon any representation or statement not set forth herein, or made by any of the parties hereto or by any of their respective agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

          15. Effectiveness.  This Agreement shall become effective immediately
              -------------
upon execution by the parties.

          16. Governing Law.  This Agreement will be  governed by and construed
              -------------
and enforced under the laws of the State of New York, without regard to its conflict of laws rules.

          17. Severability.  In the event that any one or more of the
              ------------
provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. If any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

          18. Entire Agreement; Amendments.  This Agreement (a) sets forth the
              ----------------------------
entire agreement between the parties hereto with respect to the subject matter hereof, superseding any and all prior agreements, understandings or arrangements with respect to the subject matter hereof, and (b) may not be amended or modified in any respect other than by a writing executed by the parties hereto.

          19. Binding Effect.  This Agreement shall inure to the benefit of,
              --------------
and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives.

          20. Notices.  All notices and other communications which are required
              -------
or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class registered or certified mail, return receipt requested, postage prepaid, if to the Executive, to

          John B. Balousek
          100 East Huron, #3403

          Chicago, Illinois 60611
          if to the Company, to

          True North Communications, Inc.
          FCB Center
          101 East Erie
          Chicago, Illinois  60611-2897
          Attention:  Chief Executive Officer


or to such other address as such party shall have specified by like notice in writing to the other party hereto.

          21. Headings.  The headings of this Agreement are for convenience of
              --------
reference only and shall not affect the construction or interpretation of any of the provisions hereof.

          22. Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   TRUE NORTH COMMUNICATIONS, INC.

                                   By: /s/Mitchell T. Engel
                                       ---------------------------
                                          Authorized Signatory

                                       /s/  John B. Balousek
                                       ---------------------------
                                            John B. Balousek


Sworn to before me this
_____ day of January 1997

_______________________________
       Notary Public

          Chicago, Illinois 60611
          if to the Company, to

          True North Communications, Inc.
          FCB Center
          101 East Erie
          Chicago, Illinois  60611-2897
          Attention:  Chief Executive Officer


or to such other address as such party shall have specified by like notice in writing to the other party hereto.

          21. Headings.  The headings of this Agreement are for convenience of
              --------
reference only and shall not affect the construction or interpretation of any of the provisions hereof.

          22. Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   TRUE NORTH COMMUNICATIONS, INC.

                                   By: /s/ Mitchell T. Engel
                                       ---------------------------
                                           Authorized Signatory

                                        /s/ John B. Balousek
                                       ---------------------------
                                            JOHN B. BALOUSEK


Sworn to before me this
23rd day of January 1997

--------------------------------   [SEAL]
       Notary Public

                                 SCHEDULE 9(A)
                                 -------------


     True North Communications Inc. Profit Sharing-Retirement Plan

     Foote, Cone & Belding Communications, Inc. Profit Sharing Integration Plan

     True North Communications Inc. Stock Purchase Plan

     Foote, Cone & Belding Communications, Inc. Stock Purchase Integration Plan

     True North Communications Inc. Supplemental Pension Plan